UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2004

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2004, Impac Funding Corporation entered into an amendment to the employment agreements, originally entered into on April 1, 2003, for each of Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson (the “Employment Agreements”). Joseph R. Tomkinson is the Chief Executive Officer and a director of Impac Mortgage Holdings, Inc. (“IMH”), William S. Ashmore is the President and Chief Operating Officer and a director of IMH and Richard J. Johnson is the Executive Vice President and Chief Financial Officer of IMH. Each amendment is effective as of May 25, 2004. The amendment to each Employment Agreement changed the definitions for net income and average net worth to take into account preferred stock equity of IMH.

As amended, net income is, at any date of determination, determined in accordance with the then-current tax law after the deduction of dividends, whether declared or paid on any of IMH’s preferred stock equity during the period; however, before the total incentive compensation is paid to such officers, the deduction for dividends paid on IMH’s common stock equity and any net operating loss deductions arising from prior periods.

As amended, average net worth is, for any quarter, IMH’s accumulated net worth of $514.8 million at December 31, 2002 plus subsequent to December 31, 2002, the weighted average daily sum of the gross proceeds from any sale of IMH’s common stock equity, before deducting any underwriting discounts and commissions and other expenses; plus the average balance quarter-to-date of the retained earnings for the quarter; less the weighted average daily sum of the gross proceeds used to repurchase IMH’s stock, less the average balance quarter-to-date of the cumulative dividends declared on both IMH’s common and preferred stock equity; plus an amount equal to the prior period losses, as defined in the Employment Agreements.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment to Employment Agreement, dated September 9, 2004, between Impac Funding Corporation and Joseph R. Tomkinson

10.2	Amendment to Employment Agreement, dated September 9, 2004, between Impac Funding Corporation and William S. Ashmore

10.3	Amendment to Employment Agreement, dated September 9, 2004, between Impac Funding Corporation and Richard J. Johnson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 15, 2004

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	General Counsel, Executive Vice President and Secretary

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Exhibit Index

10.1	Amendment to Employment Agreement, dated September 9, 2004, between Impac Funding Corporation and Joseph R. Tomkinson

10.2	Amendment to Employment Agreement, dated September 9, 2004, between Impac Funding Corporation and William S. Ashmore

10.3	Amendment to Employment Agreement, dated September 9, 2004, between Impac Funding Corporation and Richard J. Johnson

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